WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10-KSB Annual Report for the fiscal year ended December 31, 1998, of AmeriCom USA, Inc. our report as of October 31, 1998, dated November 23, 1998 relating to the financial statements of Chatsworth Acquisition Corporation which appear in such Form 10-KSB.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
March 26, 1999